Exhibit T3A-1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                               LEAN HOLDINGS, INC.

           Lean Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that:

           A. The name of the Corporation is Lean Holdings, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 20, 2003.

           B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), this Certificate restates, integrates and further amends the provisions of the Corporation s Certificate of Incorporation.

           C. The text of the Certificate of Incorporation is hereby amended and restated to read as follows:

           1. Name. The name of the corporation is Atkins Nutritionals Holdings, Inc. (the "Corporation").

           2. Address; Registered Office and Agent. The address of the Corporation's registered office is 615 South DuPont Highway, City of Dover, County of Kent, Static of Delaware 19901; and the name of its registered agent at such address is National Corporate Research, Ltd.

           3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

           4. Capital Stock.

                4.1 The total number of shares of all classes of stock that the Corporation shall have authority to issue is: thirteen million three hundred thirteen thousand (13,313,000) shares, divided into ten million (10,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and three million three hundred thirteen thousand (3,313,000) shares of preferred stock, par value $0.01 (the "Preferred Stock").

                4.2 The Board of Directors of the Corporation (the "Board") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                4.3 Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 4.2) or by applicable law (i) each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holier on all matters on which stockholders generally are entitled to vote, and (ii) no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

                4.4 Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board in its discretion shall determine.

                4.5 Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

           5. Election of Directors. Unless and except to the extent that the Bylaws of the Corporation (tire "By-laws") shall so require, the election of directors of the Corporation treed not be by written ballot.

           6. Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

           Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

           7. Indemnification.

                7.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Perm") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "Other Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in
Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered person was authorized by the Board.

                7.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise.

                7.3 Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

                7.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                7.5 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

                7.6 Amendment of Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                7.7 Other Indemnification and Prepayment of Expenses. This
Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

           8. Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware and except as otherwise provided in the By-laws, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

           9. Certificate Amendments. Subject to the terms of Section 2.6(a)(iii) of the Shareholders' Agreement, dated October 13, 2003, as amended from time to time, by and between the Corporation and the holders of the Corporation's capital stock or other equity rights named therein (the "Shareholders' Agreement"), for so long as the Shareholders' Agreement is in full force and effect, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

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
           IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and has attested to such execution and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and the facts stated herein are true as of this 29th day of October, 2003.

                                          LEAN HOLDINGS, INC.


                                          By:  /s/ Drew Sawyer
                                               ---------------------------------
                                               Name:  Drew Sawyer
                                               Title: Vice President

                       ATKINS NUTRITIONALS HOLDINGS, INC.

             CERTIFICATE OF DESIGNATION OF THE SERIES A CONVERTIBLE
                                PREFERRED STOCK,
        PAR VALUE $0.01 PER SHARE, SETTING FORTH THE POWERS, PREFERENCES,
                             RIGHTS, QUALIFICATIONS,
         LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

         Pursuant to Section 151 of the Delaware General Corporation Law

           Atkins Nutritionals Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors, by unanimous written consent in lieu of meeting, adopted the following resolutions creating a series of preferred stock as of October 29, 2003:

           WHEREAS, pursuant to the Certificate of Incorporation, the Board of Directors is authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, par value $0.01 per share, of the Corporation (the "Preferred Stock"), for the issuance of one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series; and

           WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of one series of Preferred Stock and the number of shares constituting such series.

                                   ARTICLE I.

                      Series A Convertible Preferred Stock
                      ------------------------------------

           1. Designation and Number of Shares.

                (a) There shall be hereby established a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred"), to consist of 2,313,000 shares, par value $0.01 per share.

                (b) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article Il below.

           2. Rank. The Series A Preferred shall (i) with respect to distributions of assets and rights upon the liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, rank senior to
(a) all classes of common stock of the Corporation, including, without limitation, the common stock, $0.01 par value per share, of the Corporation (the "Common Stock"), and (b) each other class or series of capital stock of the Corporation hereafter created, each of which shall expressly provide that it ranks junior to the Series A Preferred with respect to dividends and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation (such capital stock, together with the Common Stock, the "Junior Stock"), (ii) with respect to distributions of assets and rights upon the liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, rank junior to the Series B Preferred Stock, par value $0.01 per share of the Corporation and (iii) with respect to the payment of dividends, rank pari passu with the Common Stock and senior to all other Junior Stock.

           3. Dividends. No cash dividend may be paid on any shares of Common Stock unless such dividend is paid pro rata among all outstanding shares of Common Stock and Series A Preferred, such that the holders of Series A Preferred receive an amount equal to the dividend that the holders thereof would be entitled to receive had such holders converted their shares of Series A Preferred into shares of Common Stock pursuant to Section 5(a) on the record date for determining the stockholders of the Corporation eligible to receive such dividend. No cash dividend may be paid on any shares of Series A Preferred unless such dividend is paid pro rata among all outstanding shares of Common Stock and Series A Preferred (in the manner described above).

           4. Liquidation.

                (a) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Corporation, the holders of shares of Series A Preferred then outstanding shall be entitled, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, to be paid in cash, in respect of each share of Series A Preferred held by such holder (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series A Preferred), an amount in cash equal to the greater of (i) the sum of (x) the Liquidation Value per share plus (y) an amount in cash equal to an annual rate of 8% of the Liquidation Value of such share from the date of issuance to the date of such liquidation, winding up or dissolution (computed with respect to partial years on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed) less any cash dividends actually paid to the Series A Preferred from the date of issuance, or (ii) such amount per share as would have been payable had each such share of Series A Preferred been converted into Common Stock pursuant to Section 5(a) immediately prior to such liquidation, winding up or dissolution (the greater of clause (i) or clause
(ii), the "Liquidation Payment"). If, upon any liquidation, winding up or dissolution of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred shall be insufficient to permit payment in full to such holders of the aggregate Liquidation Payment, then all of the assets available for distribution to the holders of the Series A Preferred shall be distributed among and paid to the holders of Series A Preferred ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                (b) After the holders of all shares of Series A Preferred shall have been paid in full the Liquidation Payment, the holders of shares of Series A Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock in accordance with their respective priorities.

                (c) Not less than ten (10) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, winding up or dissolution to each record holder of Series A Preferred, setting forth in reasonable detail, to the extent known, the amount of the Liquidation Payment to be paid with respect to each share of Series A Preferred and the Junior Stack in connection with such liquidation, winding up or dissolution.

                (d) Neither a consolidation or merger of the Corporation with or into any other entity nor a sale or transfer of all or part of the Corporation's assets shall be considered a liquidation, winding up or dissolution of the Corporation.

           5. Conversion.

                (a) Any holder of shares of Series A Preferred shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 5, any or all of such holder's shares of Series A Preferred into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of (i) the number of shares of Series A Preferred being so converted multiplied by (ii) the quotient of (x) the Liquidation Value divided by (y) the Conversion Price. From and after the date of such conversion, such holder shall no longer be entitled to receive any dividends with respect to such shares of Series A Preferred, and all unpaid dividends thereon, whether or not declared, to the date of such conversion shall be forfeited and cancelled.

                (b) Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred to be converted to the Corporation at any time during usual business hours at its principal place of business maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series A Preferred), accompanied by written notice that the holder elects to convert such shares of Series A Preferred and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 5(j) below.

                (c) Each share of Series A Preferred shall automatically be converted into fully paid and nonassessable shares of Common Stock, in the manner provided in Section 5(a), upon the closing of a firm commitment underwritten public offering (a "Qualified Public Offering") pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price equals or exceeds one hundred twenty-five million Dollars ($125,000,000) at a per share price of at least $200.00 (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Common Stock). Upon the occurrence of a Qualified Public Offering, the outstanding shares of Series A Preferred shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                (d) All certificates representing shares of Series A Preferred surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series A Preferred, but in any event within seven (7) days of the receipt of such certificates, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such sharers of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

                (e) On the date of conversion pursuant to Section 5(a) or
Section 5(c), all rights with respect to the shares of Series A Preferred so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred have been converted and (ii) exercise the rights to which they are entitled as holders of Common Stock.

                (f) In the event that the Corporation shall, at any time or from time to time prior to conversion of all outstanding shares of Series A Preferred, (i) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Common Stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares, (iii) combine the outstanding shares of Common Stack into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this
Section 5(f)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5(f) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective,

                (g) Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each record holder of shares of Series A Preferred a certificate, signed by an officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                (h) In case at any time or from time to time, (x) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock or (y) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights or warrants, then the Corporation shall mail to each record holder of shares of Series A Preferred at such holder's address as it appears on the transfer books of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined.

                (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred; provided, that the holders of shares of Series A Preferred shall vote such shares in favor of any such action that requires a vote of stockholders.

                (j) The issuance or delivery of certificates for Common Stock upon the conversion of any shares of Series A Preferred shall be made without charge to the converting holder of such shares of Series A Preferred for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred so converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred so converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                (k) Each holder of the Series A Preferred's right to convert its shares of Series A Preferred into shares of Common Stock shall not be limited by any notice delivered by the Corporation of any merger, consolidation or other business combination transaction, redemption or other event that notwithstanding this Section 5(k) shall purport to limit such conversion right; provided, that such holder complies with the terms and provisions of this Section 5.

           6. Voting Rights.

                (a) In addition to the voting rights to which the holders of Series A Preferred are entitled under or granted by Delaware law or pursuant to the Shareholders' Agreement, and subject to the terms and provisions of the Shareholders' Agreement (for so long as the Shareholders' Agreement is in effect, the holders of Series A Preferred shall be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any). With respect to any such vote, each share of Series A Preferred shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred into shares of Common Stock pursuant to Section 5(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                (b) Notwithstanding anything to the contrary set forth in the Certificate of Incorporation, the bylaws of the Corporation or otherwise, so long as 462,600 shares (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series A Preferred) of Series A Preferred remain outstanding, none of the Corporation, the Board of Directors or the stockholders of the Corporation shall approve, consent to or ratify any of the following actions without the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred, voting as a separate class:

                (i) the issuance, reservation for issuance or authorization of any capital stock of the Corporation or any right or option to acquire shares of capital stock ranking pari passu with or senior to the shares of Series A Preferred, other than the Common Stock, or any increase or decrease in the authorized number of shares of Series A Preferred;

                (ii) any amendment, modification or restatement of the Certificate of Incorporation, including this Certificate of Designation, or the bylaws of the Corporation that would adversely affect the rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series A Preferred;

                (iii) any repurchase or redemption of any Junior Stock (other than the repurchase of capital stock from employees, officers, directors or consultants of the Corporation upon termination of employment or service); and

                (iv) any amendment to this Section 6(b).

           7. Cancellation of Series A Preferred. Shares of Series A Preferred that have been redeemed, repurchased or otherwise acquired by the Corporation shall be retired and canceled.

           8. Business Day. If any payment or other action shall be required by the term hereof to be made or taken on a day that is not a Business Day, such payment or other action shall be made or taken on the immediately succeeding Business Day.

                                   ARTICLE II.

                                   Definitions
                                   -----------

           As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

           "Board of Directors" has the meaning set forth in the preamble hereto.

           "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

           "Certificate of Incorporation" has the meaning set forth in the preamble hereto.

           "Common Stock" has the meaning set forth in Section 2 hereof.

           "Conversion Price" means, with respect to each share of Series A Preferred, $100.00, subject to adjustment as provided in Section 5(f).

           "Corporation" has the meaning set forth in the preamble hereto.

           "Junior Stock" has the meaning set forth in Section 2 hereof.

           "Liquidation Payment" has the meaning set forth in Section 4(a) hereof.

           "Liquidation Value" means, with respect to each share of Series A Preferred, $100.00, subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series A Preferred.

           "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental -or regulatory body-or-other-entity.

           "Preferred Stock" has the meaning set forth is the recitals hereto.

           "Qualified Public Offering" has the meaning set forth in Section 5(c) hereof.

           "Series A Preferred" has the meaning set forth in Section 1(a) hereof.

           "Shareholders' Agreement" means the Shareholders' Agreement, dated as of October 13, 2003, among the Corporation and the other parties thereto, as such agreement may be supplemented, amended or modified from time to time.

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                                       11

           IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be duty executed by its duly authorized officer this 29th of October, 2003.

                                            ATKINS NUTRITIONALS HOLDINGS, INC.


                                            By:  /s/  Drew Sawyer
                                                 -------------------------------
                                                 Name:  Drew Sawyer
                                                 Title: Vice President

                       ATKINS NUTRITIONALS HOLDINGS, INC.

                        CERTIFICATE OF DESIGNATION OF THE
                            SERIES B PREFERRED STOCK,
                           PAR VALUE $0.01 PER SHARE,
         SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
         LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

         Pursuant to Section 151 of the Delaware General Corporation Law

           Atkins Nutritionals Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors, by unanimous written consent in lieu of meeting, adopted the following resolutions creating a series of preferred stock as of October 29, 2003:

           WHEREAS, pursuant to the Certificate of Incorporation, the Board of Directors is authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, par value $0.01 per share, of the Corporation (the "Preferred Stock"), for the issuance of one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series; and

           WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of one series of Preferred Stock and the number of shares constituting such series.

           NOW, THEREFORE, BE IT RESOLVED:

                                   ARTICLE I.

                            Series B Preferred Stock
                            ------------------------

           1. Designation and Number of Shares.

                (a) There shall be hereby established a series of Preferred Stock designated as "Series B Preferred Stock" (the "Series B Preferred"), to consist of 1,000,000 shares, par value $0.01 per share.

                (b) Capitalized terns used herein and not otherwise defined shall have the meanings set forth in Article II below.

           2. Rank. The Series B Preferred shall with respect to distributions of assets and rights upon the liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, rank senior to (a) the Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred"), (b) all classes of common stock of the Corporation, including, without limitation, the common stock, $0.01 par value per share, of the Corporation (the "Common Stock"), and (c) each other class or series of capital stock of the Corporation hereafter created, each of which shall expressly provide that it ranks junior to the Series B Preferred with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation (such capital stock, together with the Series A Preferred and the Common Stock the "Junior Stock").

           3. Dividends.

                (a) The holders of the outstanding shares of Series B Preferred shall be entitled to receive dividends on each share of Series B Preferred (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series B Preferred) at an annual rate equal to 6% of the Accreted Value of such share. Such dividends shall not be paid in cash but instead shall compound and be added to the Accreted Value. All dividends with respect to any share of Series B Preferred shall begin to accrue on a daily basis from the date of issuance of such share and shall be compounded quarterly from the date of issuance of such share (each such date, a "Compounding Date").


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
                (b) All dividends accrued with respect to shares of Series B Preferred pursuant to Section 3(a) shall be accrued pro rata and in like manner to all of the holders entitled thereto.

                (c) Dividends accrued on the Series B Preferred for any period less than a year shall be computed on the basis of a 365 or 366 day year and the actual number of days elapsed in the period for which accruable.

           4. Liquidation.

                (a) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Corporation, the holders of shares of Series B Preferred then outstanding shall be entitled, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, to be paid in cash, in respect of each share of Series B Preferred held by such holder (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series B Preferred), an amount in cash equal to the sum of (x) the Accreted Value per share plus (y) all dividends accrued at the rate and in the manner specified in
Section 3(a) since the previous Compounding Date to the date of such liquidation, winding up or dissolution (computed with respect to partial years on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed) (the "Liquidation Payment"). If, upon any liquidation, winding up or dissolution of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series B Preferred shall be insufficient to permit payment in full to such holders of the aggregate Liquidation Payment, then all of the assets available for distribution to the holders of the Series B Preferred shall be distributed among and paid to the holders of Series B Preferred ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                (b) After the holders of all shares of Series B Preferred shall have been paid in full the Liquidation Payment, the holders of shares of Series B Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock in accordance with their respective priorities.


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
                (c) Not less than ten (10) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, winding up or dissolution to each record holder of shares of Series B Preferred, setting forth in reasonable detail, to the extent known, the amount of the Liquidation Payment to be paid with respect to each share of Series B Preferred and the Junior Stock in connection with such liquidation, winding up or dissolution.

                (d) For the purposes of this Section 4, any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (i) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 51% or more of the aggregate voting power of the Corporation (other than any such acquisition by Parthenon or its Affiliates or any "group" of which Parthenon or any of its Affiliates is a member) or (ii) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than any such sale, lease, exchange, conveyance, transfer or other disposition to Parthenon or its Affiliates or any "group" of which Parthenon or any of its Affiliates is a member) shall be deemed to be a liquidation of the Corporation under Section 4(a) (which transaction or series of transactions shall be referred to herein as a "Liquidation Event"), unless the holders of a majority of the then outstanding shares of Series B Preferred, voting separately as a single class, elect not to treat any of the foregoing transactions as a Liquidation Event by giving written notice thereof to the Corporation.


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
           5. Mandatory Redemption.

                (a) Upon the earlier of (i) the date that is six and one-half (6 1/2) years after the date shares of Series B Preferred Stock are initially issued and (ii) the closing of a firm commitment underwritten public offering (a "Qualified Public Offering") pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price equals or exceeds one hundred twenty-five million Dollars ($125,000,000) at a per share price of at least $200.00 (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Common Stock) (such date, the "Mandatory Redemption Date"), all but not less than all of the shares of Series B Preferred held by such holders shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law) in cash, at a redemption price per share equal to the sum of (x) the Accreted Value per share plus (y) all dividends accrued at the rate and in the manner specified in Section 3(a) since the previous Compounding Date to the Mandatory Redemption Date (computed with respect to partial years on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed). The Corporation shall mail written notice of such redemption pursuant to this Section 5(a) not less than ten (10) days prior to the Mandatory Redemption Date to each record holder of shares of Series B Preferred. The shares of Series B Preferred to be redeemed on the Mandatory Redemption Date are referred to as the "Redeemed Shares" and the payment to be made on the Mandatory Redemption Date for the Redeemed Shares is referred to as the "Mandatory Redemption Payment." The Mandatory Redemption Payment shall be made by wire transfer of immediately available funds to accounts designated in writing by the holders of shares of Series B Preferred. Upon notice from the Corporation, each holder of shams of Series B Preferred so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series B Preferred, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

                (b) If shares of Series B Preferred are to be redeemed pursuant to Section 5(a) above, then, except as set forth in Section 5(c) below, on and after the Mandatory Redemption Date, all rights of any holder of such shares of Series B Preferred shall cease and terminate, and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Mandatory Redemption Payment, the rights of the holders of such shares of Series B Preferred shall continue until the Corporation cures such default.


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
                (c) If the funds of the Corporation available for redemption of the Redeemed Shares on the Mandatory Redemption Date are insufficient to redeem the Redeemed Shares on such date, the holders of Redeemed Shares shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of sharers owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. Any Redeemed Shares that the Corporation is not able to redeem on the Mandatory Redemption Date due to insufficient funds shall continue to be outstanding until redeemed and dividends on such shares shall continue to accrue, compound and be added to the Accreted Value. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions that prevented the Corporation from paying in full the Mandatory Redemption Payment and redeeming all of the Redeemed Shares. At any time thereafter when additional funds of the Corporation are available by law for the redemption of the Redeemed Shares, such funds shall be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above.

           6. Optional Redemption.

                (a) The Corporation may redeem all or any portion of the shares of Series B Preferred outstanding at any time, upon the approval of the Board of Directors; provided, that the Corporation may not redeem any shares of Series B Preferred owned by Parthenon or any of its Affiliates or any of their permitted transferees (collectively, the "Parthenon Shareholders"), if such Parthenon Shareholder reasonably determines that such redemption may be taxable as a distribution pursuant to Section 301(a) of the Internal Revenue Code of 1986, as


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
amended (the "Code"), by reason of Section 302 of the Code; and provided, further, that if less than all of such outstanding shares of Series B Preferred are to be redeemed pursuant to this Section 6(a), such shares shall be redeemed pro rata among the holders of shares of Series B Preferred whose shares are being redeemed, based on the number of shares of Series B Preferred held by such holders. Notwithstanding the foregoing, the Board of Directors shall not approve any redemption pursuant to this Section 6(a) without the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock and Other Rights, taken together (excluding from such calculation any shares of Common Stock or Series A Preferred Stock or Other Rights held by the holders of the outstanding shares of Series B Preferred and their respective Affiliates).

                (b) The Corporation shall mail written notice of any redemption pursuant to Section 6(a) to each record holder of shares of Series B Preferred not more than sixty (60) or less than ten (10) days prior to the date on which such redemption is to be made. In case fewer than the total number of shares of Series B Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series B Preferred shall be issued to the holder thereof without cost to such holder within five
(5) Business Days after surrender of the certificate representing the redeemed shares of Series B Preferred. The Corporation shall redeem each share of Series B Preferred to be redeemed pursuant to Section 6(a) in cash at a price per share equal to the sum of (x) the Accreted Value per share plus (y) all dividends accrued at the rate and in the manner specified in Section 3(a) since the previous Compounding Date to the date fixed by the Corporation for redemption thereof (the "Optional Redemption Date") (computed with respect to partial years on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed) (the "Optional Redemption Payment").

                (c) If shares of Series B Preferred are to be redeemed pursuant to Section 6(a) above, then, except as set forth in Section 6(d), on and after the Optional Redemption Date, all rights of any holder of such shares of Series B Preferred shall cease and terminate, and such shares of Series B Preferred shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Optional Redemption Payment, the rights of the holders of such shares of Series B Preferred shall continue until the Corporation cures such default.


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
                (d) If the funds of the Corporation available for redemption of the shares of Series B Preferred to be redeemed on the Optional Redemption Date are insufficient to redeem such shares on such date, the holders of such shares of Series B Preferred shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Optional Redemption Date were redeemed in full. Any such shares that the Corporation is not able to redeem on the Optional Redemption Date due to insufficient funds shall continue to be outstanding until redeemed and dividends on such shares shall continue to accrue, compound and be added to the Accreted Value.

           7. Transactions. In case of any merger, consolidation or other business combination transaction of the Corporation (other than a Liquidation Event) or any capital reorganization, reclassification or other change of outstanding shares of Series B Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Corporation shall execute and deliver to each record holder of shares of Series B Preferred at least ten (10) Business Days prior to effecting such Transaction a certificate, signed by an officer of the Corporation, stating that the holder of each share of Series B Preferred shall have the right to receive in such Transaction, in exchange for each share of Series B Preferred, a security identical to (and not less favorable than) the Series B Preferred, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this
Section 7 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.


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
           8. Voting Rights.

                (a) Except for voting rights to which the holders of Series B Preferred are entitled under or granted by Delaware law, the holders of Series B Preferred shall have no right to vote, in person or by proxy, at a special or annual meeting of stockholders of the Corporation.

                (b) Notwithstanding anything to the contrary set forth in the Certificate of Incorporation, the bylaws of the Corporation or otherwise, none of the Corporation, the Board of Directors or the stockholders of the Corporation shall approve, consent to or ratify any of the following actions without the affirmative vote or written consent of the holders of at least a majority of the outstanding, shares of Series B Preferred, voting as a separate class:

                (i) the issuance, reservation for issuance or authorization of any capital stock of the Corporation or any right or option to acquire shares of capital stock ranking pari passu with or senior to the shares of Series B Preferred, or any increase or decrease in the authorized number of shares of Series B Preferred;

                (ii) any amendment, modification or restatement of the Certificate of Incorporation, including this Certificate of Designation, or the bylaws of the Corporation that would adversely affect the rights, preference, powers (including, without limitation, voting powers) and privileges of the Series B Preferred;

                (iii) any repurchase or redemption of any Junior Stock (other than the repurchase of capital stack from employees, officers, directors or consultants of the Corporation upon termination of employment or service); and

                (iv) any amendment to this Section 8(b).

           9. Cancellation of Series B Preferred. Shares of Series B Preferred that have been redeemed, repurchased or otherwise acquired by the Corporation shall be retired and canceled.

           10. Business Day. If any payment, redemption or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption or other action shall be made or taken on the immediately succeeding Business Day.


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
                                   ARTICLE II.

                                   Definitions
                                   -----------

           As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless then context otherwise requires:

           "Accreted Value" means, as of any date, with respect to each share of Series B Preferred, $1.00, subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series B Preferred, plus the amount of dividends that have accrued, compounded and been added thereto pursuant to Section 3(a) hereof.

           "Affiliate" shall mean as to any Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with such Person; and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (b) any individual who is a spouse, parent, sibling, child or other descendant (including by adoption) of any Person described in clause (a) above.

           "Board of Directors" has the meaning set forth in the preamble hereto.

           "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

           "Certificate of Incorporation" has the meaning set forth in the preamble hereto.

           "Code" has the meaning set forth in Section 6(a) hereof.

           "Common Stock" has the meaning set forth in Section 2 hereof.

           "Compounding Date" has the meaning set forth in Section 3(a) hereof.

           "Corporation" has the meaning set forth in the preamble hereto.


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
           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Junior Stock" has the meaning set forth in Section 2 hereof.

           "Liquidation Event" has the meaning set forth in Section 4(d) hereof.

           "Liquidation Payment" has the meaning set forth in Section 4(a) hereof.

           "Mandatory Redemption Date" has the meaning set forth in Section 5(a) hereof.

           "Mandatory Redemption Payment" has the meaning set forth in Section 5(a) hereof.

           "Optional Redemption Date" has the meaning set forth in Section 6(b) hereof.

           "Optional Redemption Payment" has the meaning set forth in Section 6(b) hereof.

           "Other Rights" means any options, warrants, conversion rights or other rights to subscribe for, purchase or acquire shares of Common Stock.

           "Parthenon" means each of Parthenon Investors II, L.P., a Delaware limited partnership, PCIP Investors, a Delaware general partnership, J&R Founders' Fund, L.P., a Delaware limited partnership, J&R Founders' Fund II, L.P., a Delaware limited partnership, Parthenon Capital, LLC, a Delaware limited liability company, and their respective successors.

           "Parthenon Shareholders" has the meaning set forth in Section 6(a) hereof.

           "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

           "Preferred Stock" has the meaning set forth in the recitals hereto.

           "Redeemed Shares" has the meaning set forth in Section 5(a) hereof.

           "Qualified Public Offering" has the meaning set forth in Section 5(a) hereof.

           "Series A Preferred" has the meaning set forth in Section 2 hereof.

           "Series B Preferred" has the manias set forth in Section l(a) hereof.

           "Shareholders' Agreement" means the Shareholders' Agreement, dated as of October 13, 2003, among the Corporation and the other parties thereto, as such agreement may be supplemented, amended or modified from time to time.

           "Transaction" has the meaning set forth in Section 7 hereof.

                  [Remainder of page intentionally left blank]


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
           IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be duly executed by its duly authorized officer this 29th day of October, 2003.

                                         ATKINS NUTRITIONALS HOLDINGS, INC.



                                         By:   /s/  Drew Sawyer
                                              ----------------------------------
                                              Name:  Drew Sawyer
                                              Title: Vice President





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